NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by UBS AG (the 'Company')from listing and registration on the Exchange upon the effective date of this Form 25:

UBS AG ETRACS 1-Month S&P 500 VIX Futures ETN due September 6, 2041 (suspended 9/12/2012) (symbol:VXAA)

UBS AG ETRACS 2-Month S&P 500 VIX Futures ETN due September 6, 2041 (suspended 9/12/2012) (symbol:VXBB)

UBS AG ETRACS 3-Month S&P 500 VIX Futures ETN due September 6, 2041 (suspended 9/12/2012) (symbol:VXCC)

UBS AG ETRACS 4-Month S&P 500 VIX Futures ETN due September 6, 2041 (suspended 9/12/2012) (symbol:VXDD)

UBS AG ETRACS 5-Month S&P 500 VIX Futures ETN due September 6, 2041 (suspended 9/12/2012) (symbol:VXEE)

UBS AG ETRACS 6-Month S&P 500 VIX Futures ETN due September 6, 2041 (suspended 9/12/2012) (symbol:VXFF)

UBS AG ETRACS Daily Short 6-Month S&P 500 VIX Futures ETN due
September 6, 2041 (suspended 9/12/2012) (symbol:FFVX)

UBS AG ETRACS Daily Short 5-Month S&P 500 VIX Futures ETN due
September 6, 2041 (suspended 9/12/2012) (symbol:EEVX)

UBS AG ETRACS Daily Short 4-Month S&P 500 VIX Futures ETN due
September 6, 2041 (suspended 9/12/2012) (symbol:DDVX)

UBS AG ETRACS Daily Short 3-Month S&P 500 VIX Futures ETN due
September 6, 2041 (suspended 9/12/2012) (symbol:CCVX)

UBS AG ETRACS Daily Short 2-Month S&P 500 VIX Futures ETN due
September 6, 2041 (suspended 9/12/2012) (symbol:BBVX)

UBS AG ETRACS Daily Short 1-Month S&P 500 VIX Futures ETN due
September 6, 2041 (suspended 9/12/2012) (symbol:AAVX)


This action is being taken pursuant to the provisions of Rule 12d2-2(a)(2), as NYSE Regulation has been notified that issuer determined to redeem the above issues commencing September 12, 2012. Accordingly, trading in the issues were suspended before the opening on September 12, 2012.